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                                                                      EXHIBIT 23

DELOITTE & TOUCHE LLP
Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois 60601-6779




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements
No. 2-62630, 2-76637, 2-77915, 2-90384, 33-15949, 33-17990, 33-24397, 33-44294,
33-49740, 33-49762, 33-55551, and 33-55549 of Deere & Company on Form S-8, and
in Registration Statements No. 33-54165, 33-39006, 33-54149, and 33-66134 of
Deere & Company on Form S-3, of our report dated  December 7, 1994, appearing in
the Annual Report on Form 10-K of          Deere & Company for the year ended
October 31, 1994 and to the reference to us under the heading "Experts" in the Prospectuses, which are a part of such Registration Statements.




DELOITTE & TOUCHE LLP
Chicago, Illinois

January 23, 1995